Exhibit 99.11

Execution Version

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (this “Agreement”) is dated as of March 7, 2024, by and among Apogee Parent Inc., a Delaware corporation (“Parent”), Apogee Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and each of the holders listed on Schedule 1 hereto (each, a “Holder” and, together with any other person that becomes a Holder hereunder pursuant to Section 5.10 hereof, the “Holders”). The Parent, Merger Sub, and the Holders are collectively referred to as the “Parties” and each, a “Party.” Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Merger Sub have entered into that certain Agreement and Plan of Merger (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Merger Agreement”), dated as of the date hereof, with Astra Space, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, at the Closing, Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly-owned direct subsidiary of Parent (such surviving company, the “Surviving Company”);

WHEREAS, in accordance with Section 259 of the Delaware General Corporation Law, the Company will become a party to this Agreement if and when the Merger is effected;

WHEREAS, each Holder is the record and beneficial owner of one or more Company Warrants having the certificate number(s), if any, and an Initial Exercise Date (as defined therein) set forth opposite such Holder’s name under the headings “Warrant Certificate Number” and “Initial Exercise Date”, respectively, of Schedule 1 attached hereto (collectively, the “Existing Warrants” and each, an “Existing Warrant”) to purchase such number of Class A Shares set forth opposite such Existing Warrant under the heading “Number of Existing Warrant Shares” of Schedule 1 attached hereto (with respect to each such Existing Warrant, the “Existing Warrant Shares”);

WHEREAS, the Parties desire that each Holder exchange the Existing Warrant(s) held thereby (the “Exchange”) for a new warrant to be issued to such Holder by Parent, in substantially the form attached hereto as Exhibit A (with such changes as may be agreed to by Parent and the Holders of a majority in interest of the Existing Warrants) (an “Exchange Warrant”), to purchase such number of shares of Parent’s Series A preferred stock, par value $0.0001 per share (the “Parent Preferred Stock”), set forth opposite such Holder’s name under the heading “Number of Exchange Warrant Shares” of Schedule 1 attached hereto (with respect to each such Holder, the “Exchange Warrant Shares”) at an initial Exercise Price (as defined therein) of $0.404 per share of Parent Preferred Stock and an Initial Exercise Date (as defined therein) set forth opposite such Holder’s name under the heading “Initial Exercise Date” of Schedule 1 attached hereto;

WHEREAS, the Parties intend that the transactions contemplated by this Agreement including, without limitation, the issuance by Parent of the Exchange Warrants in connection with the Exchange, is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), pursuant to one or more exemptions thereunder; and

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WHEREAS, the Exchange shall occur immediately after the Merger becomes effective (such time, the “Exchange Closing”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

AGREEMENT TO EXCHANGE

Section 1.1 Exchange of Existing Warrants. Notwithstanding anything to the contrary in Section 1.3 below, without any action on the part of the Surviving Company, Merger Sub, Parent, any Holder, or any other party, effective upon the Exchange Closing, each Holder shall be deemed to automatically exchange all of such Holder’s Existing Warrants for an Exchange Warrant representing the right to receive the number of Exchange Warrant Shares set forth opposite such Holder’s name under the heading “Number of Exchange Warrant Shares” of Schedule 1 attached hereto. Merger Sub (and the Surviving Company after the occurrence of the Merger) shall take all actions necessary or appropriate to give effect to the Exchange, and Parent hereby covenants to cause the Surviving Company to take all actions necessary or appropriate to give effect to the Exchange and to comply with the terms of this Agreement applicable to the Existing Warrants.

Section 1.2 Termination of Existing Warrants. Subject to the occurrence of and effective at the Exchange Closing, each Existing Warrant and the rights, covenants, agreements and obligations of the Parties thereunder or contemplated thereby will terminate and be of no further force and effect, all of the obligations of the Surviving Company or Parent under each and every of the Existing Warrants will thereupon be released, extinguished and terminated, and the Holder shall irrevocably relinquish any right or interest that the Holder may have had, may have or may acquire in the future with respect to the Existing Warrants, including, but not limited to, the right to (a) exercise the Existing Warrants into any equity of the Surviving Company or Parent or (b) require the Surviving Company or Parent to purchase any of the Existing Warrants in accordance with their terms.

Section 1.3 Delivery of Exchange Warrants. Parent shall not be obligated to issue paper instruments representing the Exchange Warrants pursuant to the terms of this Agreement unless the paper instruments representing the Existing Warrants for which such Exchange Warrants were exchanged pursuant to Section 1.1 are delivered to Parent, or the Holder notifies Parent that such paper instruments have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to Parent to indemnify Parent and the Surviving Company from any loss incurred by it in connection with such Existing Warrants. Paper instruments representing the Exchange Warrants shall be delivered to each Holder as promptly as practicable following the later of (a) the Exchange Closing and (b) the delivery to Parent by such Holder of the paper instruments representing the Existing Warrants of such Holder for which such Exchange Warrants are to be exchanged pursuant to Section 1.1.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Parties. Each Party, severally and not jointly, hereby represents and warrants as to itself to the other Parties as follows:

(a) Enforceability. Such Party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof and the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by such Party have been duly authorized by all necessary action (if applicable) on the part of such Party, and this Agreement constitutes the valid and binding obligation of such Party thereto, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

(b) No Conflicts. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such Party shall breach any statutes or regulations of any Governmental Authority, domestic or foreign, or conflict with or result in a breach of such Party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such Party is a party or by which such Party or such Party’s assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder.

(c) Consents and Approvals. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than any consent, waiver, approval, order, permit or authorization, or declaration or filing, or notification that has already been obtained.

(d) No Remuneration. Neither such Party nor anyone acting on such Party’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Section 2.2 Representations, Warranties and Covenants of Each Holder. Each Holder, severally and not jointly, hereby represents and warrants, as to itself, to and covenants and agrees with, each of Merger Sub and Parent that:

(a) Ownership. Such Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Existing Warrants as set forth on Schedule 1, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or other encumbrances other than restrictions under the Securities Act and other applicable federal and state securities laws. Such Holder has not, in whole or in part, (x) assigned, transferred, hypothecated, pledged or otherwise disposed of any of its Existing Warrants or its rights in or to any of its Existing Warrants, or (y) given any person or entity any

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transfer order, power of attorney or other authority of any nature whatsoever with respect to any of its Existing Warrants which would limit such Holder’s power to transfer any of its Existing Warrants hereunder. Such Holder covenants that it shall not take any of the actions set forth in the immediately preceding sentence. Such Holder has the sole and unencumbered right and power to transfer and dispose of its Existing Warrants, and its Existing Warrants are not subject to any agreement, arrangement or restriction with respect to the voting or transfer thereof, except for this Agreement. No additional consideration for any purpose shall be due to such Holder at the Exchange Closing, with respect to its Existing Warrants, other than the issuance to such Holder of the Exchange Warrants as provided herein. No default has been declared by the Holder under its Existing Warrants and no default exists or is continuing with respect to its Existing Warrants.

(b) Transfer Restrictions. Such Holder acknowledges that the Exchange and the Exchange Warrant being issued to such Holder in connection with the Exchange are intended to be exempt from the registration requirement of the Securities Act pursuant to one or more exemptions thereunder. Accordingly, such Holder understands that (i) the Exchange Warrant to be issued to it and the Exchange Warrant Shares underlying such Exchange Warrant (collectively, “Exchange Securities”) are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder and have not been registered under the Securities Act, and (ii) none of the Exchange Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or an exemption from registration under the Securities Act is available (and then the Exchange Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws). Such Holder acknowledges that all certificates representing any of the Exchange Securities will bear restrictive legends and hereby consents to the transfer agent for the Parent Preferred Stock, if any, making a notation on its records to implement the restrictions on transfer described herein or such Exchange Securities. Such Holder is acquiring the Exchange Securities for investment and not with the view to making a “distribution” thereof within the meaning of the Securities Act.

(c) Financial Ability. Such Holder is aware that there is a high degree of risk incident to making the Exchange (including such risks as set forth in the Company’s filings with the SEC), such Holder is a sophisticated investor that has such knowledge and experience in financial and business matters as to be capable of evaluating such risks and the merits of making the Exchange in accordance with the terms and subject to the conditions set forth herein, and such Holder has sought such accounting, legal and tax advice as such Holder has considered necessary to make an informed investment decision in connection with the transactions contemplated by this Agreement. Such Holder has the financial ability to bear the economic risk of its effectuating the Exchange and holding the Exchange Warrant to be issued to it, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to holding the Exchange Warrant.

(d) Accredited Investor. Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

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(e) Availability of Information. Such Holder has had the opportunity to review the Merger Agreement and the other Transaction Documents (including all exhibits and schedules thereto), the Company’s filings with the SEC, and any other non-public information with respect to the Company and Parent that may have been provided to such Holder and has been afforded (i) the opportunity to ask such questions as such Holder has deemed necessary of, and to receive answers from, representatives of the Company or Parent, as applicable, concerning the terms, conditions, risks and merits of the Exchange and holding the Exchange Warrants, (ii) access to information about the Company and Parent and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable such Holder to evaluate the Exchange and holding the Exchange Warrants, and (iii) the opportunity to review the Company’s public filings with the SEC and to obtain such additional information that the Company or Parent possesses or can acquire without unreasonable effort or expense, in each case, that is necessary to make an informed investment decision with respect to the Exchange and holding the Exchange Warrants.

(f) Independent Investigation. In making the decision to make the Exchange, such Holder has relied solely upon such Holder’s own independent investigation and diligence, has not relied on any statements, representations or warranties, investigation (including with respect to the accuracy, completeness or adequacy of the Company’s public disclosure) or other information provided, by or on behalf of (i) any former, current or future, direct or indirect, director, manager, officer, employee, consultant, general or limited partner, member, stockholder, security holder, Affiliate, controlling person, successor, assignee, predecessor, financing source, attorney, advisor, agent or representative (or any of their respective successors or assigns), of Parent, Merger Sub or any of their respective Affiliates, (ii) any former, current or future, direct or indirect, holder of any equity interests or securities of Parent, Merger Sub, or any of their respective Affiliates (or any of their respective successors or assigns) or (iii) any former, current or future, direct or indirect, director, manager, officer, employee, consultant, general or limited partner, member, stockholder, security holder, Affiliate, controlling person, successor, assignee, predecessor, financing source, attorney, advisor, agent or representative of any of the foregoing (or any of their respective successors or assigns) (including Moelis & Company LLC (together with its affiliates, “Moelis”) or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) concerning the Company, Parent, Merger Sub, the Exchange, the Exchange Warrants, the Transactions or the risks associated therewith.

(g) Financial Advisor. Such Holder acknowledges and agrees that (i) Moelis & Company LLC is acting as financial advisor to Chris Kemp and Dr. Adam London, (ii) Moelis has not provided any information or advice to such Holder and has no contractual, fiduciary or legal obligations to such Holder, in each case, with respect to the Exchange or the Exchange Warrants, (iii) Moelis has not made and does not make any representation, express or implied, as to the Company, Parent, Merger Sub, the Exchange, the Exchange Warrants, the Transactions or the Company’s or Parent’s viability as a going concern, (iv) Moelis has not acted as such Holder’s financial advisor or fiduciary in connection with the Exchange, and (v) Moelis shall not have any liability to such Holder, or to any other investor, pursuant to, arising out of or relating to the Company, Parent, Merger Sub, the Exchange, the Exchange Warrants, the Transactions.

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Section 2.3 Representations, Warranties and Covenants of Parent. Parent represents and warrants to and covenants and agrees with, Merger Sub and the Holders that:

(a) Enforceability. Parent has the full right, power and authority to enter into the Exchange Warrants and to perform the terms and provisions hereof. The execution, delivery and performance of the Exchange Warrants by Parent have been duly authorized by all necessary action on the part of Parent, and upon the issuance thereof in connection with the Exchange, the Exchange Warrants will constitute the valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

(b) No Conflicts. Neither the execution and delivery of the Exchange Warrants nor compliance with the terms and provisions thereof on the part of Parent shall breach any statutes or regulations of any governmental authority, domestic or foreign, or conflict with or result in a breach of Parent’s organizational documents or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which Parent is a party or by which Parent or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder.

(c) Consents and Approvals. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of Parent in connection with the execution and delivery of the Exchange Warrants other than any consent, waiver, approval, order, permit or authorization, or declaration or filing, or notification that has already been obtained.

(d) Valid Issuance of Exchange Securities. Prior to the Exchange Closing, Parent shall take all corporate action required to be taken by its Board of Directors and stockholders in order that Parent may validly and legally issue (i) the Exchange Warrants, (ii) Exchange Warrant Shares upon the exercise of the Exchange Warrants and (iii) the Class A common stock of Parent, par value $0.0001 per share (the “Parent Class A Common Stock”), issuable upon conversion of the Exchange Warrant Shares (including, without limitation, filing an Amended and Restated Certificate of Incorporation of Parent with the Secretary of State of the State of Delaware authorizing the Parent Preferred Stock and Parent Class A Common Stock). Parent shall have duly authorized and reserved at or prior to the Exchange Closing, a number of shares of Parent Preferred Stock and Parent Class A Common Stock for issuance which equals or exceeds the maximum number of (A) the Exchange Warrant Shares issuable upon exercise of the Exchange Warrants (without taking into account any limitations on the exercise of the Exchange Warrants set forth therein) and (B) the shares of Parent Class A Common Stock issuable upon the conversion of the Exchange Warrant Shares, respectively (which reservations shall be for the sole benefit of and exclusive availability for the Holders). Upon exercise of the Exchange Warrants in accordance with the terms thereof, the Exchange Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Parent Preferred Stock. Assuming the accuracy of each of the representations and warranties of the Holders set forth in Article II (Representations and Warranties) of this Agreement, the offer and issuance by Parent of the Exchange Securities is exempt from registration under the Securities Act.

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ARTICLE III

RELEASE

Section 3.1 Release. In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, from and after the Exchange Closing, each Holder, on behalf of itself and its present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the Surviving Company, Parent and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of the Exchange Closing arising out of or relating specifically to its Existing Warrants; provided, however, that this release does not extend to any Claim to enforce the terms of, or any breach of, this Agreement or any other Transaction Document. Each Releasor acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Releasor acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Releasor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive the benefit of any such provision (including, without limitation, Section 1542 of the Civil Code of California and each other similar provision of applicable state or federal law (including the laws of the State of Delaware)), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto. Each Releasor acknowledges and agrees that the forgoing waivers were bargained for separately.

ARTICLE IV

TERMINATION

Section 4.1 Termination. This Agreement will terminate upon the valid termination of the Merger Agreement in accordance with its terms, except that Article V (Miscellaneous) shall survive the termination of this Agreement.

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ARTICLE V

MISCELLANEOUS

Section 5.1 Entire Agreement. This Agreement, the Merger Agreement and the other Transaction Documents, together with the exhibits and agreements referenced herein and therein, constitute the entire agreement, and supersede all prior agreements, understandings, negotiations and statements, both written and oral, among the Parties or any of their Affiliates with respect to the transactions contemplated hereby and thereby.

Section 5.2 Amendment and Waiver. Any provision of this Agreement may be amended or modified, and the provision hereof may be waived, only in a writing signed (a) in the case of any amendment (other than any amendment effected pursuant to any Joinder delivered in accordance with Section 5.10 hereof), by each of the Parties and (b) in the case of a waiver, by the Party or Parties waiving rights hereunder. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing. Notwithstanding anything to the contrary in this Section 5.2, if any Holder purchases any additional Company Warrants (“Additional Warrants”) (which purchase shall have been approved by Holders of a majority in interest of the Existing Warrants) after the date such Holder executed this Agreement or a Joinder, such Additional Warrants shall be deemed to constitute Existing Warrants and Schedule 1 shall be deemed to have been supplemented to include (i) the name of such Holder under the column heading “Holder” of such Schedule, (ii) the warrant certificate number of such Additional Warrants under the column heading “Warrant Certificate Number” of such Schedule, (iii) the Initial Exercise Date of, and as defined in, such Additional Warrants under the column heading “Initial Exercise Date” of such Schedule, (iv) the number of Class A Shares to which such Holder is entitled to purchase under such Additional Warrants under the column heading “Existing Warrant Shares” of such Schedule and (v) an amount equal to the 200% of such number of Class A Shares under the column heading “Exchange Warrant Shares” of such Schedule, in each case for all purposes hereof.

Section 5.3 Assignment. Neither this Agreement nor any right or obligation of any Party hereunder may be assigned by (a) in the case of any Holder without the prior written consent of Merger Sub and Parent or (b) in the case of either of Merger Sub or Parent without the prior written consent of the Holders; provided that from and after the effective time of the Merger, the Company shall have the rights and obligations of Merger Sub hereunder by virtue of Section 259 of the Delaware General Corporation Law. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties and each of their respective successors and permitted assigns. Except to the extent provided under Section 3.1 of this Agreement, no provision of this Agreement shall confer upon any person other than the Parties hereto (and the Surviving Company upon the Merger) any rights or remedies hereunder.

Section 5.4 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

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Section 5.5 Remedies. The Parties agree that, except as provided herein, this Agreement will be enforceable by all Parties by all available remedies at Law or in equity (including, without limitation, specific performance, without bond or other security being required). No failure to exercise, or delay of or omission in the exercise of, any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default nor shall any delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement and any claim, cause of action or Action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each Party (i) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court would not have subject matter jurisdiction over any such claim, cause of action or Action, the federal courts of the United States located in the State of Delaware (the “Designated Courts”), in the event any claim, cause of action or Action involving the Parties (whether in contract, tort or otherwise) based upon, relating to or arising out of this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that the Designated Courts are an inconvenient forum with respect to such claim, cause of action or Action and (iii) agrees that it shall not bring any claim, cause of action or Action against any other Parties based upon, relating to or arising out of this Agreement or the transactions contemplated hereby in any court other than the Designated Courts. Each Party hereby irrevocably consents to the service of process with respect to the Designated Courts in any such claim, cause of action or Action by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 5.11 or on the signature pages hereto.

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Section 5.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, CAUSE OF ACTION OR ACTION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8 Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 5.9 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument. All counterparts shall be construed together and shall constitute one and the same instrument. A signature delivered by electronic mail in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be deemed to be an original signature for all purposes under this Agreement.

Section 5.10 Additional Holders. It is understood that pursuant to Section 5.18 of the Merger Agreement, the Company shall not issue an Existing Warrant after the date hereof to any person unless (i) such person shall become a Holder hereunder by executing a joinder agreement substantially in the form of Exhibit B hereto (a “Joinder”) and delivering same to each of Merger Sub and Parent and (ii) Holders of a majority in interest of the Existing Warrants consent to such issuance and the joinder of such party.

Section 5.11 Notices. All notices required to be given hereunder, including, without limitation, service of process, shall be sufficient if provided to the applicable Party in the manner provided for in Section 8.10 of the Merger Agreement at the address set forth (a) with respect to Merger Sub or Parent, below (b) with respect to each Holder, on the signature page for such Holder hereto or to any Joinder of such Holder, as the case may be, or any other address designated by any Holder in writing to Merger Sub or Parent.

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If to Parent or Merger Sub (or to the Surviving Company after the Merger), to:

Apogee Parent Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Chris C. Kemp and Adam P. London

Email: *********

with copies (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street

New York, New York 10019

Attention: Lillian Kim and Stephen Amdur

Email: *********

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed by the undersigned or if applicable, on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

PARENT

Apogee Parent Inc.

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Chief Executive Officer

MERGER SUB

Apogee Merger Sub Inc.

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Chief Executive Officer

{Signature Page to Warrant Exchange Agreement}

HOLDERS

JMCM Holdings, LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

MH Orbit LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

Notice Information

c/o Pine Ridge Advisers LLC

450 Lexington Avenue, 38th Floor

New York, New York 10017

Attention: Harrison Geldermann and Baldo Fodera

E-mail: *********

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Gabriel Saltarelli and Elizabeth Tabas Carson

E-mail: *********

{Signature Page to Warrant Exchange Agreement}

SherpaVentures Fund II, LP

By:	SherpaVentures Fund II GP, LLC, Its General Partner

By:	/s/ Brian Yee
Name: Brian Yee
Title: Partner

Notice Information

500 Howard Street, Suite 201

San Francisco, California 94105

Attention: Brian Yee and Mike Derrick

E-mail: *********

with a copy to (which shall not constitute notice):

Cooley LLP

Reston Town Center

11951 Freedom Drive, 14th Floor

Reston, Virginia 20190

Attention: Darren DeStefano and Jason Savich

E-mail: *********

{Signature Page to Warrant Exchange Agreement}

Chris C. Kemp, Trustee of the Chris Kemp Living Trust, dated February 10, 2021

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Trustee

Notice Information

Chris C. Kemp

c/o Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

E-mail: *********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

Attention: Stephen Amdur and Lillian Kim

31 West 52nd Street

New York, New York 10019

E-mail: *********

{Signature Page to Warrant Exchange Agreement}

Adam P. London
Adam P. London

Notice Information

Adam P. London

c/o Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

E-mail: *********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

Attention: Stephen Amdur and Lillian Kim

31 West 52nd Street

New York, New York 10019

E-mail: *********

{Signature Page to Warrant Exchange Agreement}

RBH VENTURES ASTRA SPV, LLC

By: RBH Ventures, Ltd., its Manager

By: Synchronicity Holdings, LLC, general partner of the Manager

By:	/s/ Robert Bradley Hicks
Name:	Robert Bradley Hicks
Title:	Managing Member

Notice Information

c/o John Fallone; Doug Colvard

Fallone SV

509 W. North St.

Raleigh, North Carolina 27603

Email: *********

{Signature Page to Warrant Exchange Agreement}

ASTERA INSTITUTE

By:	/s/ Jed McCaleb
Name:	Jed McCaleb
Title:	Director

Notice Information

Astera Institute

2625 Alcatraz Ave #201

Berkeley, CA 94705

with a copy to (which shall not constitute notice):

Acceleron Law Group LLP

Silicon Valley Office

2033 Gateway Place, Suite 500

San Jose, CA 95110

Attention: Colby Gartin; Joey Tran

E-mail: ********

{Signature Page to Warrant Exchange Agreement}

SCHEDULE 1

Warrants

Holder Name	Warrant Certificate Number	Initial Exercise Date	Number of Existing Warrant Shares	Number of Exchange Warrant Shares
JMCM Holdings, LLC	HTCS-02	August 4, 2023	1,500,000	11,368,708
	N/A	November 6, 2023	3,101,433
	N/A	November 13, 2023	1,082,921
MH Orbit LLC	N/A	January 19, 2024	1,732,673	3,465,346
SherpaVentures Fund II, LP	N/A	November 6, 2023	2,212,768	4,425,536
RBH Ventures Astra SPV, LLC	N/A	January 19, 2024	866,337	1,732,674
Chris Kemp Living Trust, dated February 10, 2021	N/A	November 21, 2023	866,337	1,732,674
Adam P. London	N/A	November 21, 2023	433,168	866,336
Astera Institute	N/A	March 6, 2024	2,165,842	4,331,684

TOTAL			13,961,479	27,922,958

EXHIBIT A

FORM OF EXCHANGE WARRANT

See attached.

EXHIBIT B

FORM OF JOINDER

[__________], 20[__]

Apogee Parent Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Chris C. Kemp and Adam P. London

Email: *********

Apogee Merger Sub Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Chris C. Kemp and Adam P. London

Email: *********

RE:

Warrant Exchange Agreement, dated as of March 7, 2024 (the “Warrant Exchange Agreement”), by and among Apogee Merger Sub Inc., a Delaware corporation (“Merger Sub”), Apogee Parent Inc., a Delaware corporation (“Parent”), and each of the Holders (as defined therein) party thereto.

Ladies and Gentlemen:

Reference is made to the above-captioned Warrant Exchange Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Exchange Agreement.

Section 1. Party to the Warrant Exchange Agreement. The undersigned, Merger Sub and Parent hereby agree, as of the date first above written, that (a) the undersigned shall be a “Holder”, the “Holders”, a “Party” and the “Parties” for all purposes of the Warrant Exchange Agreement to the same extent as each of the other Holders thereunder; (b) each reference in the Warrant Exchange Agreement to a “Holder” and “Party” shall also mean and be a reference to the undersigned; (c) the undersigned shall be bound by the terms of the Warrant Exchange Agreement to the same extent as each of the other Holders thereunder; and (d) Schedule 1 to the Warrant Exchange Agreement shall be deemed to have been supplemented by Annex I hereto and for the avoidance of doubt, each reference in the Warrant Exchange Agreement to an “Existing Warrant” with respect to the undersigned shall mean and be a reference to the Company Warrant of the undersigned set forth in Annex I hereto.

Section 2. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Sections 2.1 (Representations and Warranties of the Parties) and 2.2 (Representations, Warranties and Covenants of Each Holder) of the Warrant Exchange Agreement to the same extent as each other Holder.

Section 3. Counterparts. This Joinder may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument. All counterparts shall be construed together and shall constitute one and the same instrument. A signature delivered by electronic mail in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be deemed to be an original signature for all purposes under this Joinder.

Section 4. Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 5.6 (Governing Law; Jurisdiction) and 5.7 (Waiver of Jury Trial) of the Warrant Exchange Agreement are incorporated herein by reference and shall apply to this Joinder mutatis mutandis.

[Signature pages follow]

Very truly yours,

[___________]

By:
Name:
Title:

Notice Information

[________________]

Attention:

Address:

E-mail:

[with a copy to (which shall not constitute notice):

[________________]

Attention:

Address:

E-mail: ]

Acknowledged and Agreed as of the date first written above:

MERGER SUB

Apogee Merger Sub Inc.

By:
Name:
Title:

By:

Name:
Title:

PARENT

Apogee Parent Inc.

By:
Name:
Title:

Annex I

Warrant

Holder Name	Warrant Certificate Number	Initial Exercise Date	Number of Existing Warrant Shares	Number of Exchange Warrant Shares